UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 27, 2012

NEPTUNUS VENTURES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54128
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Attn: Walter Estulin, President

Seven Neshaminy Interplex

Suite 400

Trevose, PA 19053

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(215) 588-4088

(ISSUER TELEPHONE NUMBER)

2000 Hamilton Street, #943

Philadelphia, PA 19130

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2012, William Tay of 2000 Hamilton Street, #943, Philadelphia, PA 19130, the sole shareholder of Neptunus Ventures, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement (the “Agreement”) with Jeff Fortin of 9323 N. Government Way, Suite #403, Hayden, ID 83835. Pursuant to the Agreement, Mr. Tay transferred to Mr. Fortin 31,390,000 shares of our common stock which represents all of our issued and outstanding shares in consideration of $42,500. On April 16, 2012, Mr. Fortin assigned and transferred the same 31,390,000 shares to Walter Estulin of Seven Neshaminy Interplex, Suite 400, Trevose, PA 19053.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On April 16, 2012, Mr Tay, the sole shareholder of Neptunus Ventures, Inc., consummated a sale of 31,390,000 shares of our common stock to Jeff Fortin for an aggregate purchase price of $42,500. Immediately after the Closing, Mr. Fortin assigned and transferred the same 31,390,000 shares of our common stock to Walter Estulin. Consequently, following the closing of the share purchase transaction, Walter Estulin owns and controls a 100% interest in the issued and outstanding shares of our common stock.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On April 16, 2012, William Tay resigned as our President, Secretary, Treasurer and Director, such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On April 16, 2012, Walter Estulin was appointed as a Director, President, Secretary and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

WALTER ESTULIN – Chairman, Chief Operations Officer and Director

Walter Estulin has 30 years of experience in leading the business and the development of innovative technologies in the fields of telecommunications, avionics and telemetry.

Walter Estulin expertise lies in Business Administration, Business Development, Financing, System Engineering and Architectural design of products.

Walter Estulin holds a Master of Science degree in Electrical Engineering and has completed a PhD program. He has also held Secret Clearances from the US government.

Prior to forming West-Comm, Mr. Estulin held various management positions (Department manager, VP Engineering, VP Business development, General Manager, Division President) for various Fortune 500 Companies- InterDigital Communications, Aydin Corporation and L-3 Communications corporation.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Neptunus Ventures, Inc.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1 Share Purchase Agreement between William Tay and Jeff Fortin, dated January 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Neptunus Ventures, Inc.

A Delaware corporation

(the “Registrant”)

/s/ Walter Estulin

By: ________________________________

Name: Walter Estulin

Title: President

Dated: April 16, 2012